                          SECURITIES PURCHASE AGREEMENT


                                     BETWEEN


                          HOMESEEKERS.COM INCORPORATED
                                   ("ISSUER")


                                       AND


                         E-HOME.COM, INC. D/B/A HOMEMARK
                                  ("INVESTOR")





                                INITIAL CLOSING:
                                 ---------------
                                  July 11, 2001

                              SUBSEQUENT CLOSINGS:
                               -------------------
                                 August 27, 2001
                               September 28, 2001
                                October 29, 2001
                                November 28, 2001
                                December 28, 2001
                                January 29, 2002
                                February 28, 2002
                                 March 28, 2002


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




                          SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement (the "Agreement") is made as of June 6, 2001, by and among Homeseekers.com Incorporated, a Nevada corporation (the "Company"), with its principal office at 6490 S. McCarran Blvd., Suite D-28, Reno, Nevada 89509, and E-Home.com, Inc. d/b/a Homemark, a Texas corporation, with its principal office at 17826 Davenport Road, Suite B, Dallas, Texas 75252 (the "Investor").


                                    SECTION 1

                         AUTHORIZATION AND SALE OF STOCK

         1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 5,000,000 shares of its Series A Preferred Stock ("Series A Preferred"), each to have the rights, restrictions, privileges and preferences described as follows: the Series A Preferred will pay a cumulative annual dividend of 15% in cash or common stock based on $4.00 per share as declared by the board of directors; a conversion ratio of 20 shares of HomeSeekers Rule 144 restricted common stock for each share of Series A Preferred; each share of Series A Preferred shall be entitled to the current voting rights of 20 shares of HomeSeekers common stock; that Homemark will contractually agree not to convert the Series A Preferred to common stock for a period of 24 months following closing; that upon conversion to common stock Homemark will honor the resale limitations imposed by Rule 144; and that HomeSeekers may redeem the Series A Preferred at any time prior to conversion by Homemark at a price of $4.00 per share in cash. The Certificate of Designation for the Series A Preferred Stock will provide that conversion is conditioned upon the availability of authorized shares of Common Stock.

         1.2 SALE OF STOCK. Subject to the terms and conditions hereof, the Company will issue and sell to the Investor in nine (9) separate and distinct transactions, and the Investor will buy from the Company an aggregate of 5,000,000 shares (the "Shares") of Series A Preferred at a cash purchase price of $4.00 per share for an aggregate price of $20,000,000.

         1.3 ADDITIONAL CONSIDERATION. In addition to the cash purchase price outlined in 1.2 above, Investor will also assign to and contribute to the capital of HomeSeekers, Eighty Million And No/100s Dollars ($80,000,000.00) of a monetary equivalent of prepaid advertising owned by Homemark in Harmon Homes publications that translates into an additional $16.00 per share for each share of Series A Preferred.




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



         1.4 NON-CONTINGENT BRIDGE LOAN. Upon the execution of this Agreement, Homemark agrees to enter into a Loan Agreement providing for a non-contingent loan of up to $1,000,000 to be advanced to Homeseekers prior to Closing (as defined below) in two (2) separate advances of $500,000.00 each on June 6, 2001 and June 19, 2001; with maturity dates of September 30, 2001 and December 31, 2001 respectively. Other terms and conditions of this Loan Agreement, including collateral requirements and loan documentation will be set forth in more detail in the Loan Agreement of even date, the terms of which are hereby incorporated herein by reference in their entirety.

         1.5 CONTINGENT LOAN. Contemporaneously with and contingent upon Closing, Homemark agrees to enter into a Second Loan Agreement providing for a loan of up to $1,000,000 to be advanced to Homeseekers on or about July 11, 2001 or shortly after the annual shareholders meeting to be called for that month. The maturity date of this loan will be December 31, 2001. Other terms and conditions of this Second Loan Agreement, including collateral requirements and loan documentation will be set forth in more detail in a Second Loan Agreement, the terms of which are hereby incorporated herein by reference in their entirety.


                                    SECTION 2

                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The initial closing of the purchase and sale of 500,000 shares of the Series A Preferred hereunder (the "Closing") shall be held at 3:00 p.m. on July 11, 2001 or on such later date or dates as the Company and the Investor may agree to (the date of such Closing being referred to as the "Closing Date"). The place of the Closing (including the place of delivery to the Investor by the Company of the certificates evidencing all shares of Series A Preferred being purchased and the place of payment to the Company by the Investor of the purchase price therefor) shall be at the offices of the Company at 6490 S. McCarran Blvd., Suite D-28, Reno, Nevada 89509, or such other place as the Investors and the Company may mutually agree. The date of any closing of the transactions contemplated by this Agreement is sometimes also referred to herein as the "Closing Date."

         2.2 SUBSEQUENT CLOSINGS. The Company and Investor have agreed to provide for deferred closings hereunder (the "Subsequent Closings"), to be held at the offices of the Company, on August 27, 2001 for 750,000 shares of Series A Preferred at a purchase price of $3,000,000 at $4.00 per share; September 28, 2001 for 1,000,000 shares of Series A Preferred at a purchase price of $4,000,000 at $4.00 per share; October 29, 2001 for 1,000,000 shares of Series A Preferred at a purchase price of $4,000,000 at $4.00 per share; November 28, 2001 for 350,000 shares of Series A Preferred at a purchase price of $1,400,000 at $4.00 per share; December 28, 2001 for 350,000 shares of Series A Preferred at a purchase price of $1,400,000 at $4.00 per share; January 29, 2002 for 350,000 shares of Series A Preferred at a purchase price of $1,400,000 at $4.00

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

per share share; February 28, 2002 for 350,000 shares of Series A Preferred at a purchase price of $1,400,000 at $4.00 per share; and March 28, 2002 for 350,000 shares of Series A Preferred at a purchase price of $1,400,000 at $4.00 per share, or at such time and dates as the Company and Investor may mutually determine (the date of such Subsequent Closings being referred to as the "Subsequent Closing Dates"). The entities or persons entitled to purchase shares of Series A Preferred pursuant to this Agreement will be limited to those individuals and entities who, based on their reputations, experience and contacts within the Company's business, the Board of Directors unanimously believes can contribute to the success of the Company (the "Friends of the Company"). The Closing(s) for the Friends of the Company will take place as promptly as possible following the initial Closing hereunder, and according to the schedule outlined herein. The number of shares of Series A Preferred which each such Friend of the Company shall be entitled to purchase shall be determined by this Agreement, but in no event shall the total number of shares of Series A Preferred sold pursuant to this Agreement be more than 5,000,000. Upon completion of each Subsequent Closing, if any, all additional purchasers of shares of Series A Preferred shall be considered "Investor(s)" within the meaning of this Agreement.

         2.3 DELIVERY. At the Closing and any Subsequent Closing, the Company will deliver to each Investor a certificate or certificates representing the number of Shares to be purchased by each Investor, against payment of the purchase price therefor, by check or wire transfer payable to the Company, or by cancellation of outstanding indebtedness from the Company to such Investor, or by a combination thereof, in the amount of the purchase price. Investor will not be entitled to delivery of or voting rights shares for which the purchase price has not been paid, it being anticipated that shares will be released as subscribed for by Investor.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as otherwise set forth in this Agreement or in writing to Investor, the Company hereby represents and warrants to the Investor as follows:

         3.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. Each of the Company and each of its Subsidiaries (as hereinafter defined), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Company Material Adverse Effect (as hereinafter defined). Each of the Company and each of its Subsidiaries, if any, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have


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



a Company Material Adverse Effect. True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been made available to Investor. All such organizational documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of such organizational documents. As used in this Agreement, any reference to any event, change or effect having a "Company Material Adverse Effect" means such event, change or effect is, or is likely to be, materially adverse to (a) the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereby. As used in this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001, 47,041,597 shares of which are issued and outstanding prior to the Closing, and 5,000,000 shares of Series A Preferred Stock, none of which shares are issued and outstanding prior to the Closing; 200,000 of Series B Preferred Stock, par value $10.00 per share, none of which has been or will be issued or outstanding prior to the Closing; and 4,800,000 of an Undesignated Series of Preferred Stock, par value $.001 per share, none of which has been or will be issued or outstanding prior to the Closing. The Company has reserved (i) 5,000,000 shares of Series A Preferred Stock for issuance hereunder, (ii) and simultaneously with the Closing sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred; (iii) and adequate shares of Common Stock for issuance of all outstanding options and warrants. The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth by the board of directors and filed in a Certificate of Designation with the Secretary of State of Nevada. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company. Assuming the accuracy of each Investor's representations in Section 4 below, upon issuance, the Shares will have been issued in compliance with all federal and state securities laws. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any Stockholder is a party or is bound with respect to voting any shares of capital stock of the Company.

         (b) SUBSIDIARIES OF THE COMPANY. Section 3.2(b) of the Company Disclosure Schedule sets forth the name of each Subsidiary of the Company and any other


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



corporation, partnership, joint venture or other entity in which the Company directly or indirectly owns any equity or other ownership interest (an "Other Entity"), the number of authorized, issued and outstanding shares of each Subsidiary of the Company and Other Entity, the name of the record and beneficial owner of such shares and the jurisdiction of organization for each Subsidiary of the Company and Other Entity. All the outstanding shares of capital stock of each such Subsidiary are validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of each such Subsidiary and Other Entity are owned beneficially and of record by the Company or one of its other Subsidiaries free and clear of all Liens. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding options, warrants, calls, rights or commitments, or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock of any such Subsidiary, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of any such Subsidiary.

         3.3 AUTHORITY. The Company has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Upon execution of this Agreement, Homeseekers shall deliver to Investor a copy of a Unanimous Consent executed by the members of the board of directors of Homeseekers, approving the transactions contemplated by this Agreement.

         3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under applicable laws, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, The Nasdaq Stock Market-National Market ("Nasdaq"), and filings under state securities or "blue sky" laws and except as set forth in Section 3.4 of the Company Disclosure Schedule, the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof shall not (a) conflict with or result in any breach of any provisions of the organizational documents of the Company or of any of its Subsidiaries, (b) require any filing by the Company or any of its Subsidiaries with, or any permit, authorization, consent or approval to be obtained by the Company or any of its Subsidiaries of, any


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



court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Company Material Adverse Effect), (c) result in a material violation or breach of, or constitute (with or without due notice or lapse of time, or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement, franchise, permit, concession or other instrument, obligation, understanding, commitment or other arrangement (collectively, "Contracts") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (d) violate any order, writ, injunction or decree, or any material statute, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries, except for violations of such orders, writs, injunctions or decrees which would not have a Company Material Adverse Effect.

         3.5 FINANCIAL STATEMENTS. Section 3.5 of the Company Disclosure Schedule contains a copy of the unaudited consolidated balance sheet of the Company as of April 30, 2001 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the prior fiscal year, and the notes and schedules thereto, certified by the chief financial officer of the Company (the "Annual Financial Statements" or "Balance Sheet"). The Annual Financial Statements fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of their respective dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, and have all been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except as disclosed therein.

         3.6 LEGAL PROCEEDINGS. Except as described in Section 3.6 of the Company Disclosure Schedule, no material litigation, investigation of which the Company has knowledge or proceeding of or before any arbitrator or Governmental Entity has been commenced and is pending or, to the knowledge of the Company, is threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or assets. Section 3.6 of the Company Disclosure Schedule sets forth a brief description of each material judgment, injunction, decree, order or other determination of an arbitrator or Governmental Entity currently applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities of the Company or any of its Subsidiaries (absolute, accrued, contingent or otherwise) which are of the type required by GAAP to be reflected or reserved against on the Balance Sheet, other than (a) liabilities (i) fully reflected or reserved against on the Balance Sheet or (ii) incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice and (b) liabilities disclosed in Section 3.7 of the Company Disclosure Schedule.


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         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly permitted by this Agreement or as set forth in Section 3.8 of the Company Disclosure Schedule, since the date of the Balance Sheet to the date hereof, the Company and each of its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practice, and there has not been any change or development, or combination of changes or developments, which has had a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as described in Section 3.8 of the Company Disclosure Schedule, except for those actions after the date of this Agreement permitted by this Agreement and except as entered into or effected in the ordinary course consistent with past practice, neither the Company nor any of its Subsidiaries has since the date of the Balance Sheet:

                  (i) incurred any material damage, destruction or loss;

                  (ii) made any material changes in its customary methods of operations, including, without limitation, its marketing;

                  (iii) increased the compensation or benefits payable by it to its employees generally except for increases in compensation or benefits in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Company or such Subsidiary;

                  (iv) made any payment or distribution to any affiliate, including, without limitation, any repayment of any Indebtedness (as hereinafter defined), except for (A) payments or distributions by a wholly owned Subsidiary of the Company (defined to include any Subsidiary all of whose shares are owned directly or indirectly by the Company other than nominee, director qualifying or similar shares) to the Company or another wholly owned Subsidiary of the Company, (B) payments of cash dividends on the Company Common Stock quarterly and immediately prior to the Closing and otherwise in accordance with the terms thereof and (C) salary payments to officers, directors and consultants;

                  (v) merged or consolidated with, or acquired an interest having a value in excess of $10,000 in, any person;

                  (vi) entered into any material joint venture, partnership or other similar arrangement with any person;

                  (vii) terminated, discontinued, closed or disposed of any material facility or any material business operation;

                  (viii) issued, sold or redeemed any capital stock, notes, bonds or other securities, or any option, warrant, stock appreciation right or other right to acquire the same;



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                  (ix) declared or paid any dividends or other distributions in respect of its capital stock (except for declarations and payments of dividends or other distributions by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

                  (x) amended, terminated, cancelled or compromised any undisputed material claims;

                  (xi) allowed any of its material Permits (as hereinafter defined) to lapse or terminate or failed to renew any of its material Permits;

                  (xii) amended or modified, in any material respect, or consented to the early termination of, any material Contract;

                  (xiii) amended its Certificate of Incorporation or By-laws;

                  (xiv) made any change in the financial or accounting practices or policies customarily followed by it (other than changes required by GAAP) or made any material election with respect to Taxes (as hereinafter defined);

                  (xv) entered into any material Contract or other material transaction; or

                  (xvi) agreed in writing or otherwise to do any of the foregoing.

         3.9 CONTRACTS.

         (a) Section 3.9(a) of the Company Disclosure Schedule lists (without duplication) each of the following Contracts to which the Company or any of its Subsidiaries is a party or by or to which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject, in each case as of the date hereof:

                  (i) agreements, other than corporate customer agreements, involving at least $10,000 of obligations or benefits;

                  (ii) customer agreements with the ten (10) largest customers;

                  (iii) material agreements between the Company or any of its Subsidiaries, on the one hand, and a customer, vendor or supplier, on the other hand;

                  (iv) agreements (including written settlement agreements) currently in effect pursuant to which the Company or any of its Subsidiaries licenses the right to use any Intellectual Property (as hereinafter defined) to any person or from any person (indicating which of the Company or its Subsidiaries is currently party to such agreement);



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                  (v) agreements with any committee or organization of, or
         representing, customers;

                  (vi) employment, severance and consulting agreements with any current or former director, officer or employee which provide for continuing obligations on the part of the Company or any of its Subsidiaries;

                  (vii) agreements with any labor union or similar association representing any employee;

                  (viii) agreements for the sale or lease (as lessor) by the Company or any of its Subsidiaries of any assets or properties (other than automobiles) in excess of $10,000 per agreement;

                  (ix) agreements relating to the acquisition or lease (as lessee) by the Company or any of its Subsidiaries of any assets or properties in excess of $10,000 per agreement;

                  (x) agreements relating to the disposition or acquisition of any ownership interest in any person with a book value of $10,000 or more;

                  (xi) joint venture, partnership or similar agreements;

                  (xii) agreements that materially limit or purport to materially limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any geographical area or during any period of time;

                  (xiii) agreements relating to the incurrence of more than $10,000 of Indebtedness by the Company or any of its Subsidiaries or restricting the ability of the Company or any of its Subsidiaries to incur Indebtedness;

                  (xiv) agreements relating to any Guarantee Obligations (as hereinafter defined) of the Company or any of its Subsidiaries involving more than $10,000 (other than indemnities made in the ordinary course of business which are not material to the Company and its Subsidiaries taken as a whole);

                  (xv) agreements relating to the making of any loan or advance by the Company or any of its Subsidiaries other than (x) intercompany loans among the Company and its wholly owned Subsidiaries and (y) those made in the ordinary course of business which are not in excess of $10,000;

                  (xvi) agreements providing for the indemnification by the Company or any of its Subsidiaries to any person except those entered into in the ordinary course of business which are not material to the Company and its Subsidiaries taken as a whole;

                  (xvii) agreements with any Governmental Entity except those entered into in the ordinary course of business which are not material to the Company and its Subsidiaries taken as a whole and other than tax audit agreements; and

                  (xviii) other material Contracts.

         (b) There have been delivered or made available, or will be made available to Investors true and complete copies of all of the written agreements listed in Section 3.9 of the Company Disclosure Schedule and a written summary of all of the oral agreements, if any, listed in Section 3.9 of the Company Disclosure Schedule. Each material Contract to which the Company or any of its Subsidiaries is a party or by or to which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject is in full force and effect and constitutes a legal, valid and binding obligation of the Company or one of its Subsidiaries, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or one of its Subsidiaries, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Neither the Company nor any of its Subsidiaries has received any written notice (x) that any such material Contract is not enforceable against any party thereto or (y) of early termination or intention to early terminate from any other party to any such material Contract. Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other party to any such material Contract is in material breach of or material default under any such material Contract.

         (c) As used in this Agreement, "Indebtedness" means, as to any person
(a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such person in respect of acceptances issued or created for the account of such person and (d) all liabilities secured by any Lien on any property owned by such person even though such person has not assumed or otherwise become liable for the payment thereof. As used in this Agreement, "Guarantee Obligation" means any obligation of (a) the guaranteeing person or (b) another person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any debt, leases, dividends or other obligations (the "primary obligations") of any other third person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of securing the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         3.10 PROPERTIES.

         (a) Section 3.10 of the Company Disclosure Schedule contains a list of all real estate owned, and all material real estate leased, by the Company or any of its Subsidiaries (except any thereof first acquired or leased after the date hereof as permitted by Section 6.1 hereof). Each of the Company and its Subsidiaries has good record and marketable title in fee simple to all material real estate owned by it, and has valid leasehold interests in all material real estate leased by it, in each case, free and clear of all Liens except for Permitted Liens (as hereinafter defined) or as otherwise disclosed in Section
3.10 of the Company Disclosure Schedule. The current use of such material owned and leased real estate by the Company or any of its Subsidiaries does not violate in any material respect the certificate of occupancy thereof or any material local zoning or similar land use or government regulations.

         (b) The Company and its Subsidiaries have good and valid title to all material assets (other than the real property which is represented and warranted in paragraph (a) above) shown on the Balance Sheet or acquired since the date of the Balance Sheet in the ordinary course of business, in each case free and clear of all Liens except for Permitted Liens or as otherwise disclosed in
Section 3.10 of the Company Disclosure Schedule. There is no material defect in the normal operating condition and repair of the equipment owned or leased by the Company and its Subsidiaries.

         (c) As used in this Agreement, "Permitted Liens" means (i) Liens shown on the Balance Sheet as securing specified liabilities or obligations as to which no default exists, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, or which are being contested in good faith by appropriate proceedings, (iii) Liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings (for which adequate reserves have been made in the Balance Sheet), (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, retirement and other similar legislation for sums not yet due and payable, (v) Liens permitted to be incurred on and after the date hereof in accordance with Section 6.1 hereof, (vi) leases to third parties, and (vii) other imperfections of title or encumbrances, which, individually or in the aggregate, would not materially detract from the value of the property or asset to which it relates or materially impair the ability of Investors or the

Company to use the property or asset to which it relates in substantially the same manner as it was used by the Company prior to the Closing Date.

         3.11 INTELLECTUAL PROPERTY.

         (a) Except as set forth in Section 3.11 of the Company Disclosure Schedule, the Company or one of its Subsidiaries owns or has the right to use, sell or license the Intellectual Property (as hereinafter defined), free and clear of all Liens. Section 3.11 of the Company Disclosure Schedule sets forth a complete and accurate list of all material federal, state and foreign patents and patent applications, trademark or service mark applications and registrations and copyright registrations and applications, each as owned by the Company or one of its Subsidiaries (indicating which of the Company and its Subsidiaries owns such rights). Except as set forth in Section 3.11 of the Company Disclosure Schedule, either the Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed on Section 3.11 of the Company Disclosure Schedule. As used in this Agreement, "Intellectual Property" means all material intellectual property rights used in the business of the Company or any of its Subsidiaries as currently conducted, including, without limitation, all patents and patent applications; trademarks, trademark registrations and applications; trade names; service marks and service mark registrations and applications; copyrights and copyright registrations and applications; computer programs; technology, know-how, trade secrets, proprietary processes and formulae.

         (b) The material registrations listed on Section 3.11 of the Company Disclosure Schedule are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. Unless otherwise indicated on Section 3.11 of the Company Disclosure Schedule, the material registrations and applications listed on
Section 3.11 of the Company Disclosure Schedule have not lapsed, expired or been abandoned, and no material application or registration therefor is the subject of any pending, existing or, to the knowledge of the Company, threatened opposition, interference or cancellation proceeding before any registration authority in any jurisdiction.

         (c) Except as set forth on Section 3.11 of the Company Disclosure Schedule, (i) the conduct of the businesses of the Company and its Subsidiaries does not infringe upon any proprietary right owned or controlled by any third party in a manner likely to result in a material liability to the Company or any of its Subsidiaries and (ii) there are no claims or suits pending or, to the knowledge of the Company, threatened, and neither the Company nor any of its Subsidiaries has received any notice of a claim or suit (A) alleging that the Company's or any of its Subsidiaries' activities or the conduct of their business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or (B) challenging the ownership, use, validity or enforceability of the Intellectual Property.

         (d) Except as set forth on Section 3.11 of the Company Disclosure Schedule, to the knowledge of the Company, no third party is infringing upon any Intellectual Property owned or controlled by the Company or any of its Subsidiaries and no such claims have been made by the Company or any of its Subsidiaries.

         (e) Except as set forth on Section 3.11 of the Company Disclosure Schedule, to the knowledge of the Company, there are no judgments or orders which restrict the Company's or any of its Subsidiaries' rights to use any Intellectual Property, and no concurrent use or other agreements (aside from license and other like agreements) which restrict the Company's or any of its Subsidiaries' rights to use any Intellectual Property owned by the Company and its Subsidiaries.

         (f) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any of its Subsidiaries' right to own or use any of the Intellectual Property nor will it require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

         3.12 EMPLOYEE BENEFITS; ERISA

         (a) Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance, change-in-control, termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other material employee benefit plan, program, agreement or arrangement, if any, sponsored, maintained or contributed to or required to be contributed to by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any employee or former employee of the Company, any of its Subsidiaries or any ERISA Affiliate (the "Plans"). The Plans that are "employee welfare benefit plans," or "employee pension benefit plans" as such terms are defined in Sections 3(1) and 3(2) of ERISA are hereinafter referred to collectively as the "ERISA Plans". None of the Company, any of its Subsidiaries, or any ERISA Affiliate has any commitment to create any additional Plan or, except as contemplated by Section 6.12(b) hereof, modify or change any existing Plan that would affect any employee or former employee of the Company, any of its Subsidiaries or any ERISA Affiliate except to the extent that any such creation, modification or change is, individually or in the aggregate, not likely to result in a material liability of the Company or any of its Subsidiaries.

         (b) With respect to each of the Plans, the Company has heretofore delivered or made available, or will make available to Investors true, correct and complete copies of each of the following documents:

                  (i) the Plan documents (including all amendments thereto) for each written Plan;

                  (ii) the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each such Plan for the last Plan year ending prior to the date of this Agreement for which such a report was filed; and

                  (iii) the actuarial report, if required under ERISA, with respect to each such Plan for the last Plan year ending prior to the date of this Agreement.

         (c) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since its inception that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring a material liability under such Title.

         (d) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor, to the knowledge of the Company, any trustee or administrator thereof, has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could reasonably be expected to be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

         (e) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

         (f) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the Internal Revenue Service (the "IRS") stating that it is so qualified or has applied to the IRS for such a determination and, to the knowledge of the Company, no event has occurred that will or is likely to give rise to disqualification of any such Plan or trust created thereunder.

         (g) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, no amounts payable under the Plans or any other contract, agreement or arrangement to which the Company, any of its Subsidiaries or any ERISA Affiliate is likely, as a result of the transactions contemplated hereby, to fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

         (h) Except as set forth in Section 3.12(i) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

         (i) All Plans covering foreign employees of the Company or the Subsidiaries comply in all material respects with applicable local law. The Company and the Subsidiaries have no material unfunded liabilities with respect to any pension plan which covers foreign employees.

         3.13 TAXES. Except as set forth in Section 3.13 of the Company Disclosure Schedule: (a) Giving effect to all extensions obtained, each of the Company and its Subsidiaries has (i) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Entities all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns are true, correct and complete in all respects and (ii) timely paid (or there has been paid on its behalf) all Taxes, due or claimed to be due from it by any taxing authority, except for Taxes which are being contested in good faith by appropriate proceedings (for which adequate reserves determined in accordance with GAAP have been made in the Balance Sheet);

         (b) The reserves for Taxes (determined in accordance with GAAP), if any, reflected in the Annual Financial Statements are adequate for the payment of all Taxes incurred or which may be incurred by the Company and its Subsidiaries through the date thereof. Since the date of the Annual Financial Statements, none of the Company or any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business;

         (c) None of the Company or any of its Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing or allocation agreement, Tax indemnification agreement or similar contract or arrangement;

         (d) No power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes;

         (e) None of the Company or any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries;

         (f) For purposes of this Agreement, (i) "Taxes" (including, with correlative meaning, the term "Tax") means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto, and (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         3.14 ENVIRONMENTAL LAWS.

         (a) Except as disclosed in Section 3.14 of the Company Disclosure Schedule, (i) the Company and its Subsidiaries have complied with, and are currently in compliance with, all applicable Environmental Laws (as hereinafter defined); (ii) the properties presently or, to the knowledge of the Company, formerly owned or operated by the Company or its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) (the "Real Properties") do not contain any Hazardous Substance (as hereinafter defined), other than, to the knowledge of the Company, as would not require investigation or remediation under applicable Environmental Law (provided, however, that with respect to Real Properties formerly owned or operated by the Company, such representation is limited to the period prior to the disposition of such Real Properties by the Company or one of its Subsidiaries); (iii) neither the Company nor any of its Subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or any third party alleging that the Company is in violation of, or liable under, any Environmental Law and none of the Company, its Subsidiaries or the Real Properties are subject to any court order, administrative order or decree arising under any Environmental Law and (iv) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Real Properties during the time such Real Property was owned or operated by the Company or one of its Subsidiaries in violation of applicable Environmental Law or, to the knowledge of the Company, to a site that is listed or proposed for listing on the National Priorities List or the CERCLIS List compiled pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act or to a site that is listed or proposed for listing pursuant to a state environmental remediation statute or that otherwise requires remediation under such laws.

         (b) As used in this Agreement, "Environmental Law" means any applicable Federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity, (i) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release or disposal of Hazardous Substances, in each case as now in effect, but excluding in any case the Occupational Safety & Health Act and any other applicable law regulating workplace health or safety. As used in this Agreement, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including, without limitation, petroleum products or fractions or derivatives thereof, or any substance containing any such substance as a component.

         (c) Notwithstanding the generality of any other representation and warranty in this Agreement, with respect to the matters covered by this Section 3.14, (i) the representations and warranties contained in Sections 3.4, 3.6 and
3.7 hereof and this Section 3.14 shall be deemed to be the sole and exclusive representations and warranties made by the Company concerning Environmental Matters, (ii) no other representation or warranty contained in this Agreement shall apply to any Environmental Matters (as hereinafter defined) and (iii) no other representation or warranty, express or implied, is being made with respect to Environmental Matters. As used in this Agreement, "Environmental Matters" shall mean any matter arising out of, relating to or resulting from contamination, protection of the environment, health or safety of humans, releases of Hazardous Substances into air, water vapor, surface water, groundwater, surface land, subsurface land, plant and animal life and any other natural resources, or resulting from the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release, or disposal of Hazardous Substances.

         3.15 LABOR AND EMPLOYMENT MATTERS.

         (a) Except to the extent set forth in Section 3.15(a) of the Company Disclosure Schedule: (i) there is no material labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, and since inception there has not been any such action; (ii) no union claims to represent the employees of the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries; (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any material current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees; (v) there are no material written personnel policies, rules or procedures generally applicable to the employees of the Company or any of its Subsidiaries, other than those set forth in Section 3.15(a) of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered or made available or will be made available to Investors; (vi) the Company and each of its Subsidiaries are, and have at all times been, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and the Company and each of its Subsidiaries are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation;
(vii) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (viii) there is no material grievance arising out of any collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened; (ix) to the knowledge of the Company, no material charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other federal, state, local or foreign agency responsible for the prevention of unlawful employment practices; (x) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and, to the knowledge of the Company, no such investigation is in progress; and (xi) there are no material complaints, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

         (b) Since inception neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, none of the Company's or any of its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the date of this Agreement.

         3.16 COMPLIANCE WITH LAWS.

         (a) Each of the Company and its Subsidiaries is in compliance in all material respects with all material laws, statutes, orders, rules, regulations, ordinances and judgments of any Governmental Entity, holds all material Permits (as hereinafter defined) that are necessary to the conduct of its business or the ownership of its properties, and is in compliance in all material respects with each such Permit. As used in this Agreement, "Permits" means, as to any person, all licenses, permits, franchises, orders, approvals, concessions, registrations, authorizations and qualifications with and under all federal, state, local or foreign laws and Governmental Entities and all industry or other nongovernmental self-regulatory organizations that are issued to such person.

         (b) Except as disclosed in Section 3.16 of the Company Disclosure Schedule, since inception, none of the Company or any of its Subsidiaries has received any written or any other communication from any Governmental Entity asserting that the Company or any of its Subsidiaries is not in compliance in any material respect with any applicable material law or Permit.

         3.17 AFFILIATE TRANSACTIONS. Section 3.17 of the Company Disclosure Schedule contains a summary of all material transactions since inception and all currently proposed material transactions between the Company or any of its Subsidiaries, on the one hand, and any current or former director or officer of the Company or any of its

Subsidiaries or any such director's or officer's affiliates known as such to the Company, or any entity known as such to the Company, in which any such director, officer or affiliate has a direct or indirect material interest, other than standard employment agreements or arrangements and employee benefit plans.

         3.18 BROKERS OR FINDERS. Neither the Company nor any of its Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         3.19 REGISTRATION RIGHTS. Except as otherwise disclosed to Investor in writing, the Company is not currently under any obligation to register under the Securities Act of 1933, as amended (the "Act") any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.20 DISCLOSURES. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investors pursuant to this Agreement, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Investors, such projections were prepared in good faith by the Company, but the Company makes no representation or warranty that it will be able to achieve such projections. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares.


                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor hereby represents and warrants to the Company with respect to its purchase of the Shares as follows:

         4.1 AUTHORIZATION. This Agreement, when executed and delivered by the Investor, will constitute the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Series A Preferred to be received by the Investor and the Common Stock issuable upon conversion of the Series A Preferred (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor represents that it has the full power and authority to enter into this Agreement.

         4.3 INVESTMENT EXPERIENCE. The Investor is an investor that acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock or Series A Preferred. If other than an individual, the Investor also represents it has not been organized solely for the purpose of acquiring the Common Stock or Series A Preferred, or if the Investor has been organized solely for the purpose of acquiring the Common Stock or Series A Preferred, that all of the equity owners of the Investor are "accredited investors" as defined below.

         4.4 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         4.5 NO PUBLIC MARKET. Each Investor understands that no public market now exists for any of the securities issued by the Company (except for the Common Stock) and that it is unlikely that a public market will ever exist for the Shares.

         4.6 RECEIPT OF INFORMATION. Each Investor has received and reviewed this Agreement and all Exhibits thereto; it, its attorney and its accountant have had access to, and an opportunity to review all documents and other materials requested of, the Company; it and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Common Stock or Series A Preferred; and, in evaluating the suitability of an investment in the Common Stock or Series A Preferred, it and they have not relied upon any representations or other information (whether oral or written) other than as set forth in the documents and answers referred to above.

         4.7 RESTRICTED SECURITIES. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In addition, the Investor represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4.8 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless:

         (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement;

         (b) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Investor shall have furnished the Company with either (i) an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected without registration under the Act or (ii) a "No Action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company; or

         (c) The Investor shall have sold, assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving the distribution without consideration of the Securities by the Investor to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of the Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation; provided in each case that the Investor shall give written notice to the Company of such Investor's intention to effect such transfer, sale, assignment, pledge or other disposition. The Investor will cause any such proposed purchaser, assignee, transferee or pledgee of any Securities held by the Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement.

         4.9 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT."

         (b) Any legend required by the laws of the State of Nevada, including any legend required by the Nevada Department of Corporations.

         4.10 GOVERNMENT CONSENTS. Other than securities law filings required to be made by the Company, no consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of the Investor is required in connection with the valid execution and delivery of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby.

         4.11 FINANCIAL STATEMENTS. Investor will provide to the Company its unaudited balance sheet as of April 30, 2001 and the related statements of income, changes in stockholders' equity, and cash flows for the prior fiscal year, and the notes and schedules thereto, ceritfied by the chief financial officer of the Company (the "Annual Financial Statements" or "Balance Sheet"). The Annual Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of their operations and their cash flows for the periods then ended, and have all been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except as disclosed therein.

         4.12 AGREEMENTS. Investor has provided true and correct copies of its agreements with Stewart Information Services Corporation and United Advertising Publications, Inc. and will provide copies of any amendments to such agreements that are made prior to Closing.

         4.13 ACCESS TO INFORMATION. From the date of this Agreement until the Closing Date (or the termination of this Agreement), Investors will provide reasonable access, upon reasonable notice during normal business hours, to its properties, books, contracts and commitments and shall furnish to Company all information concerning its business, properties and personnel as may reasonably be requested. All such information as may be furnished by or on behalf of the Investors or any of its Subsidiaries to Company or its Representatives pursuant to this Section 4.13 shall be and remain confidential. No investigation pursuant to this Section 4.13 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         4.14 TRANSFERABILITY OF HARMON HOMES ADVERTISING CREDITS. Investor's current agreement with Harmon Homes for prepaid advertising credits provides for the assignability of such credits under the circumstances of the transactions contemplated by this Agreement.

                                    SECTION 5

                       CONDITIONS TO CLOSING OF INVESTORS

         The Investors' obligations to purchase the Shares at the Closing or at any Subsequent Closing are, at the option of each Investor, subject to the fulfillment on or prior to the Closing Date or at any Subsequent Closing Date of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, or the Subsequent Closing Date, as the case may be, with the same force and effect as if they had been made on and as of said date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date or the Subsequent Closing Date, as the case may be, shall have been performed or complied with in all material respects.

         5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Investors a certificate executed by the President of the Company, dated the Closing Date or the Subsequent Closing Date, as the case may be, and certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, and 5.7 of this Agreement, and that he has made, or caused to be made, such investigations as he deemed necessary in order to permit him to verify the accuracy of the information set forth in such certificate.

         5.4 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Conversion Stock.

         5.5 BOARD OF DIRECTORS. On or before the Closing, the Bylaws of the Company shall provide for a flexible number of directors from three to twelve and fixing the current number of directors at nine. The composition of the Board of Directors at the Closing shall at least consist of Ted C. Jones, James Sherry, Thomas Chaffee, and Joseph Harker. On or before the close of business on June 6, 2001, the Bylaws of the Company shall have been amended to increase the current number of directors from five to nine, and Ted C. Jones, James Sherry, Thomas Chaffee, and Joseph Harker shall be added to the Board of Directors by unanimous written consent of the existing five directors of the Company. Contemporaneously with the Closing, Investor will submit its request in writing identifying those current directors from whom the Company agrees to deliver written resignations, and the Company and such directors shall so comply.

         5.6 RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Nevada.

         5.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company's business or financial condition.

         5.8 SHAREHOLDER RATIFICATION. The Company shall deliver to Investors a certificate certifying that a majority of shareholders of Common Stock have ratified and approved the transactions contemplated by this Agreement.

         5.9 PARTICIPATION IN PREPARATION OF PROXY MATERIALS. Company shall include Investor and/or its representative and counsel in the process of preparing and formulating the Company's proxy materials for submission to shareholders in connection with the proposed annual meeting of shareholders tentatively scheduled for July 10, 2001.

                                    SECTION 6

                     COMPANY COVENANTS AND OTHER AGREEMENTS

         6.1 CONDUCT OF BUSINESS. Except as contemplated by this Agreement or with the prior written consent of Investors (which consent shall not be unreasonably withheld or delayed) during the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and shall use all reasonable efforts, and shall cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its material relationships with licensors, licensees, franchisors, franchisees, customers, suppliers, employees and any others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, or as disclosed in Section 6.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, prior to the Closing Date, without the prior written consent of Investors (which consent shall not be unreasonably withheld or delayed) to:

         (a) adopt any amendment to its certificate of incorporation or by-laws or comparable organizational documents;

         (b) except for issuances of capital stock of the Company's Subsidiaries to the Company or a wholly owned Subsidiary of the Company, issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of additional shares of capital stock of any class, or any securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities, or capital stock;

         (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any wholly owned Subsidiary of the Company may pay dividends to the Company or any of the Company's other wholly owned Subsidiaries;

         (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities (other than as permitted by Section 6.1(f) hereof);

         (e) (i) sell, lease, transfer or dispose of any material assets or rights, (ii) permit any asset to suffer any Lien thereupon, except for any such Liens existing on the date hereof and for Permitted Liens, or (iii) acquire any material assets or rights, unless in the case of clauses (i), (ii) and (iii) of this Section 6.1(e), (A) in the ordinary course of business consistent with past practice or (B) pursuant to obligations in effect on the date hereof;

         (f) (i) incur, assume or refinance any Indebtedness, (ii) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for any Guarantee Obligations of any other person or (iii) make any loans, advances or capital contributions to, or investments in, any other person, unless in the case of clauses (i), (ii) and (iii) of this Section 6.1(f), (A) in the ordinary course of business consistent with past practice or (B) pursuant to obligations in effect on the date hereof;

         (g) pay, discharge or satisfy any liability, obligation, or Lien (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Company or any of its Subsidiaries, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of claims, liabilities or obligations of the Company or its Subsidiaries (i) reflected or reserved against the Balance Sheet or (ii) incurred in the ordinary course of business since the date of the Balance Sheet;

         (h) change any of the accounting or tax principles, practices or methods used by the Company (except as required by GAAP or applicable law);

         (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal salary or wage increases in the ordinary course of business and consistent with past practice), enter into or amend any employment, severance, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, agents or consultants (other than routine advances in the ordinary course of business and consistent with past practice), whether contingent on consummation of the transactions contemplated hereby or otherwise;

         (j) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director or employee or pay or agree to pay or make any accrual or arrangement for payment to any employees of the Company or any of its Subsidiaries of any amount relating to unused vacation days, except in the ordinary course of business and consistent with past practice or as permitted by this Agreement;

         (k) make or authorize any capital expenditures except in the ordinary course consistent with past practice;

         (l) settle or compromise any material Tax liability;

         (m) (i) enter into, amend or terminate early any material Contract, except in the ordinary course of business consistent with past practice, or (ii) knowingly take any action or fail to take any action that, with or without either notice or lapse of time, would constitute a material default under any material contract;

         (n) make any payments, loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, the Stockholders, their affiliates, associates or family members (other than compensation payable and routine advances in the ordinary course of business and consistent with past practice to Stockholders who are also employees or consultants);

         (o) make any change in its accounts payable practices generally;

         (p) terminate or amend or fail to perform any of its obligations or permit any material default to exist or cause any material breach under, or enter into (except for renewals in the ordinary course of business consistent with past practice), any material policy of insurance;

         (q) dispose of or permit to lapse any Intellectual Property;

         (r) modify, amend or enter into any collective bargaining agreement;

         (s) file any income Tax Return or pay any income Tax shown to be due thereon or make any material elections with respect to Taxes with respect to such Tax Returns; or

         (t) take, or agree in writing or otherwise to take, any of the foregoing actions.

         6.2 NO SOLICITATION. Unless and until this Agreement is terminated in accordance with its terms, the Company shall not, directly or indirectly, solicit or initiate discussions with, enter into negotiations or agreements with, or furnish any information about the Company that is not publicly available to, or otherwise assist, facilitate or encourage, any entity, person or group (other than Investors, an affiliate of Investors or their authorized representatives) concerning any proposal for a merger, sale of substantial assets, sale of any shares of capital stock or rights to acquire any shares of capital stock, recapitalization or other business combination transaction involving the Company or any of its Subsidiaries (a "Competing Transaction"). The Company and the Stockholders shall instruct the respective officers, directors, employees, advisors, affiliates, counsel and agents (collectively, "Representatives") of the Company and its Subsidiaries not to take any action contrary to the provisions of the previous sentence. The Company shall notify Investors immediately in writing if the Company becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with, the Company or its Subsidiaries with respect to a Competing Transaction.

         6.3 ACCESS. From the date of this Agreement until the Closing Date (or the termination of this Agreement), the Company shall (and shall cause each of its Subsidiaries to) afford to Investors and its Representatives reasonable access, upon reasonable notice during normal business hours, to all its properties, books, contracts, commitments, personnel and records and shall (and shall cause each of its Subsidiaries to) furnish promptly to Investors all information concerning its business, properties and personnel as may reasonably be requested. All such information as may be furnished by or on behalf of the Company or any of its Subsidiaries to Investors or its Representatives pursuant to this Section 6.3 shall be and remain confidential. No investigation pursuant to this Section 6.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         6.4 NOTIFICATION OF CERTAIN MATTERS. Each of the Company and Investors shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any event or change or impending occurrence of any event or change of which it has knowledge and which has resulted, or which, insofar as can reasonably be foreseen, is likely to result, in any of the conditions to the transactions contemplated hereby set forth in this Agreement not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.5 FURTHER ASSURANCES. In the event that at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Company and Investors shall take such necessary action.

         6.6      REASONABLE EFFORTS.

         (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the preparation and filing of all applicable forms under applicable laws or creation of additional documents and agreements,
(ii) such actions as may be required to be taken under applicable state securities or "blue sky" laws in connection with the issuance of the Shares to Investors contemplated hereby, (iii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite consents, approvals, authorizations or orders of any Governmental Entity or third party and (iv) the satisfaction of all conditions to the Closing.

         (b) Each party shall promptly consult with the other with respect to and provide any necessary information not subject to legal privilege with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement (except personal information with respect to officers and directors). Each party hereto shall promptly inform the other of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Investors to enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring Investors to hold separate or divest, or to restrict the dominion or control of Investors or any of its affiliates over any other business of Investors, its affiliates or the Company and its Subsidiaries. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the Closing.

         6.7 DISCLOSURE SUPPLEMENTS. Prior to the Closing, the Company shall supplement or amend the Company Disclosure Schedules with respect to any matter hereafter arising or any information obtained after the date hereof which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in such schedule or which is necessary to complete or correct any information in such schedule or in any representation and warranty which has been rendered inaccurate thereby; provided, however, that no such supplement or amendment shall affect the representations, warranties, covenants or agreements of the parties hereto or the conditions to the obligations of the parties under this Agreement. It is agreed that the Company may submit the disclosure schedules following the execution of this Agreement but in no event later than June 16, 2001.

         6.8 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and, thereafter, the Company and Investors shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement.

         6.9 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, each of the Company and Investors and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to act to eliminate or minimize the effects of any such Takeover Statute on any of the transactions contemplated by this Agreement.

         6.10 CERTAIN ACTIONS. Each of the parties hereto shall not take any action that would, or that could reasonably be expected to, result in any of the conditions to their respective obligations to consummate the transactions contemplated hereby set forth in this Agreement not being satisfied.

                                    SECTION 7

                                   CONDITIONS

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION. The respective obligation of each party hereto to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

         (a) NO INJUNCTIONS OR RESTRAINTS. (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or materially restricting the consummation of the transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted) and (ii) no action by any Governmental Entity shall be pending seeking to prevent or materially restrict the consummation of the transactions contemplated hereby; provided, however, that the conditions set forth in the preceding clause (ii) shall not be a condition to Investors' obligations unless Investors has complied in all material respects with their obligations hereunder.

         (b) REGULATORY APPROVALS. (i) All authorizations, consents, orders or approvals of those Governmental Entities listed in any Company Disclosure Schedule shall have been obtained and (ii) all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to be obtained, made or occurred would have a Company Material Adverse Effect or a Investors Material Adverse Effect, shall have been obtained, made or occurred; provided, however, that the condition set forth in the preceding clause (ii) shall not be a condition to Investors' obligations unless Investors has complied in all material respects with their obligations hereunder. Investors shall have received all state securities or "blue sky" permits and other authorizations necessary to issue or cause the issuance of the Series A Preferred Stock and Common Stock pursuant to this Agreement.

         (c) THIRD-PARTY CONSENTS. All consents of those third parties listed in the Company Disclosure Schedule shall have been obtained on terms reasonably acceptable to Investors.

         7.2 CONDITIONS TO OBLIGATIONS OF INVESTORS. The obligation of Investors to effect the transactions contemplated hereby are also subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions unless waived by Investors:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Stockholders set forth in this Agreement (i) that are qualified as to materiality shall be true, complete and correct in all respects and (ii) that are not so qualified shall be true, complete and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date) and, in each case except for changes expressly permitted by this Agreement.

         (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) CERTIFICATE. Investors shall have received a certificate, dated the Closing Date, signed on behalf of the Company by its chief executive officer and its chief financial officer to the effect that the conditions set forth in Sections 7.1(a), 7.2 (a); 7.2(b) and 7.2(e) have been satisfied.

         (d) NO MATERIAL ADVERSE CHANGE. No change or development, or combination of changes or developments, shall have occurred which would have a Company Material Adverse Effect.

         (e) CORPORATE ACTION. Investors shall have received from the Company
(i) copies of resolutions of the Company's Board of Directors approving this Agreement and the transactions contemplated hereby, certified on behalf of the Company by its corporate secretary, and (ii) a certificate of existence and of good standing from the Secretary of State of the State of Nevada for the Company dated as of a date not more than ten (10) days prior to the Closing Date.

         (f) NO MATERIAL JUDGMENTS OR CLAIMS. (i) No judgment shall have been entered against the Company or any of its Subsidiaries in respect of a claim for personal injury and/or property damage the uninsured portion of which exceeds by more than $10,000 and (ii) no claim for personal injury and/or property damage shall have been asserted against the Company or any of its Subsidiaries which is not frivolous and with respect to which the uninsured portion of any damages which can reasonably be expected to be recovered exceeds $10,000.

         (g) SATISFACTORY DUE DILIGENCE. Investors shall be satisfied with the results of its due diligence examination of the Company, including but not limited to the results of any and all financial, technical, and legal audits of the Company, and such due diligence period shall last, at Investors's discretion for a period of thirty (30) days following the execution of this Agreement.

         7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated hereby is also subject to the satisfaction of the following additional conditions, on or prior to the Closing Date, unless waived by the Company (as hereinafter defined):

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investors set forth in this Agreement (i) that are qualified as to materiality shall be true, complete and correct in all respects and (ii) that are not so qualified shall be true, complete and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date).

         (b) PERFORMANCE OF OBLIGATIONS OF INVESTORS. Investors shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) CERTIFICATES. The Stockholders shall have received a certificate, dated the Closing Date, signed on behalf of Investors by its chief executive officer and its chief financial officer to the effect that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(d) have been satisfied.

         (d) NO MATERIAL ADVERSE CHANGE. No change or development, or combination of changes or developments, shall have occurred which would have a Investors Material Adverse Effect.

         (e) CORPORATE ACTION. The Stockholders shall have received from Investors (i) copies of resolutions of Investors's Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, certified on behalf of Investors by its corporate secretary, and (ii) a certificate of existence and of good standing from the Secretary of State of the State of Texas for Investors dated as of a date not more than ten (10) days prior to the Closing Date.


                                    SECTION 8

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Shares at the Closing or at any Subsequent Closing, is at the option of the Company, subject to the fulfillment of the following conditions:

         8.1 REPRESENTATIONS. The representations made by the Investors in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date or the Subsequent Closing Date, as the case may be.

         8.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Conversion Stock.

            8.3 RESTATED CERTIFICATE. The Certificate of Designation for the Series A Preferred and any amendment to the articles of incorporation consistent with the transactions contemplated by this Agreement shall have been filed with the Secretary of State of the State of Nevada.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Nevada, without giving effect to the conflicts of laws principles thereof.

         9.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

         9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that the rights of a Investor to purchase Shares shall not be assignable without the written consent of the Company, except that no consent shall be required if such assignment is made to a subsidiary, affiliate, or entity controlled by or in common control by Investor.

         9.4 ENTIRE AGREEMENT; AMENDMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as otherwise provided herein, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

         9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Investor, at such Investor's address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

         9.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

         9.8 EXPENSES. The Company and the Investors shall each bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby except that, assuming a successful completion of the offering the Company will pay at the initial Closing the reasonable legal fees and reasonable expenses upon receipt of a bill therefor, incurred by one counsel to the Investors.

         9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         9.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect original intent of the parties.



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


         9.11 GENDER. The use of the neuter gender herein shall be deemed to include the masculine and the feminine gender, if the context so requires.

         9.12 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof (without the requirement of the posting of any bond or other security), in addition to any other remedy at law or equity.

         9.13 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         9.14 COMPANY DISCLOSURE SCHEDULE. Matters reflected on the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected the Company Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Capitalized terms used in the Company Disclosure Schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

         9.15 JURISDICTION. The Company and Investors hereby (i) consents to be subject to jurisdiction of the United States District Court for the District of Nevada and the jurisdiction of the courts of the State of Nevada in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the United States District Court for the District of Nevada or the courts of the State of Nevada,
(iv) irrevocably waives (A) any objection that it may have or hereafter have to the laying of venue of any such suit, action or proceeding in such court and (B) any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum and (v) irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in the notice provisions hereof.



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


                                 SIGNATURE PAGE

                                       TO

                          SECURITIES PURCHASE AGREEMENT



         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer duly authorized as of the date first written above.


                          HOMESEEKERS.COM, INCORPORATED
                              A Nevada corporation



                      By: /s/ John Giaimo
                         ------------------------------------
                         John Giaimo, Chief Executive Officer
                         Date Signed: June 6, 2001
                                     ------------------------


                         /s/ Dennis Gauger
                         ------------------------------------
                                     Witness

                                 SIGNATURE PAGE

                                       TO

                          SECURITIES PURCHASE AGREEMENT


         The undersigned hereby executes and delivers the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of said Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of said Agreement.

                                E-HOME.COM, INC. D/B/A HOMEMARK,
                                A Texas corporation



/s/ Edward Roush                By: /s/ Joseph Harker
-------------------------          -----------------------------
Witness                                 Joseph Harker
                                        Its CEO and President





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